                                                                    Exhibit 11.1
                                                                        (1 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per Share Amounts)
                                   (Unaudited)

                                                                   THREE MONTHS ENDED JUNE 30,
                                                      --------------------------------------------------------
                                                                  2003                         2002
                                                      ---------------------------   --------------------------
                                                         BASIC          DILUTED        BASIC        DILUTED
                                                      ------------   ------------   ------------  ------------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased During the Period:
            Stock, net                                   6,592,884      6,592,884      6,632,884     6,632,884
            Purchase of treasury stock (weighted)
                                                      ------------   ------------   ------------  ------------
                                                         6,592,884      6,592,884      6,632,884     6,632,884
 II.  Weighted Equivalent Shares:
            Assumed options and warrants exercised                         24,012                      149,973
                                                      ------------   ------------   ------------  ------------
III.  Weighted Average Shares and Equivalent Shares      6,592,884      6,616,896      6,632,884     6,782,857
                                                      ============   ============   ============  ============
 IV.  Net Income (Loss)                               $       (728)  $       (728)  $        632  $        632
                                                      ============   ============   ============  ============
  V.  Net Income (Loss) Per Share                     $       (.11)  $       (.11)  $        .10  $        .09
                                                      ============   ============   ============  ============

                                                                    Exhibit 11.1
                                                                        (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per Share Amounts)
                                   (Unaudited)

                                                                        NINE MONTHS ENDED JUNE 30,
                                                      --------------------------------------------------------
                                                                  2003                         2002
                                                      ---------------------------   --------------------------
                                                         BASIC          DILUTED        BASIC        DILUTED
                                                      ------------   ------------   ------------  ------------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased During the Period:

            Stock, net                                   6,592,884      6,592,884      6,632,884     6,632,884
            Purchase of treasury stock (weighted)
                                                      ------------   ------------   ------------  ------------
                                                         6,592,884      6,592,884      6,632,884     6,632,884

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                          8,880                      132,324
                                                      ------------   ------------   ------------  ------------
III.  Weighted Average Shares and Equivalent Shares      6,592,884      6,601,764      6,632,884     6,765,208
                                                      ============   ============   ============  ============

 IV.  Net Income (Loss)                               $     (1,139)  $     (1,139)  $       (224) $       (224)
                                                      ============    ============  ============  ============

  V.  Net Income (Loss) Per Share                     $       (.17)  $       (.17)  $       (.03) $       (.03)
                                                      ============   ============   ============  ============